As filed with the Securities and Exchange Commission on June 29, 2005	Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITOL BANCORP LTD.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-2761672 (I.R.S. Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Fourth Floor, Lansing, Michigan 48933

(Address registrant’s principal executive offices, including zip code)

CAPITOL BANCORP LTD. 2003 STOCK PLAN
(Full Title of the Plan)

Cristin Reid English, Esq.
Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor, Lansing, Michigan 48933
(Name and Address of Agent for Service)

Telephone Number, Including Area Code, of Agent for Service: (517) 487-6555

Phillip D. Torrence, Esq.
Miller, Canfield, Paddock and Stone, P.L.C.
444 West Michigan Avenue
Kalamazoo, Michigan 49007
(269) 383-5804

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount To Be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock	1,000,000 shares(1)(2)	$31.585 (3)	$31,585,000.00(3)	$3717.55 (3)

(1) Represents the additional shares of Common Stock authorized for issuance under the Capitol Bancorp Ltd. 2003 Stock Plan (the “Plan”), as amended. This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares to prevent dilution from stock splits, stock dividends and similar transactions. The Registration Statement covers any such additional shares in accordance with Rule 416(a).
(2) 1,000,000 shares of Common Stock were previously registered when the Form S-8 (Registration No. 333-105314) was filed on May 16, 2003. The purpose of this Form S-8 is to register an additional 1,000,000 shares of Common Stock which have been reserved for issuance pursuant to approvals received at the Capitol Bancorp Ltd. Annual Meeting of Shareholders held May 5, 2005.
(3) Estimated solely for purposes of computing the registration fee at the average of the high and low sale price per share on June 24, 2005, as reported on the NYSE, pursuant to Rule 457(h).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of the Registration Statement on Form S-8 (Registration No. 333-105314) filed on May 16, 2003, are incorporated by reference.

PURPOSE OF THIS FORM S-8:

The purpose of this Form S-8 is to register an additional 1,000,000 shares of Common Stock which have been reserved for issuance under the Capitol Bancorp Ltd. 2003 Stock Plan (the “Plan”). The 1,000,000 shares of Common Stock registered on this Form S-8 were reserved for issuance under the Plan pursuant to approvals received at the Capitol Bancorp Ltd. Annual Meeting of Shareholders held on Thursday, May 5, 2005. At that meeting, the Shareholders approved the First Amendment to the Plan as set forth in the Capitol Bancorp Ltd. Proxy Statement dated March 31, 2005, increasing the authorized shares under the Plan from 1,000,000 to 2,000,000. The First Amendment to the Plan was approved by the Board of Directors on November 4, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan on June 29, 2005.

CAPITOL BANCORP LTD., a Michigan corporation
By:	/s/ Joseph D. Reid
Joseph D. Reid
Chairman and Chief Executive Officer

POWER OF ATTORNEY

     Each of the undersigned whose signature appears below hereby constitutes and appoints Joseph D. Reid and Lee W. Hendrickson, and each of them, severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2005.

Signature	Title

/s/ Joseph D. Reid Joseph D. Reid	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)

/s/ Lee W. Hendrickson Lee W. Hendrickson	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Joseph D. Reid Joseph D. Reid	Chairman of the Board, CEO and Director

/s/ Michael L. Kasten Michael L. Kasten	Vice Chairman of the Board and Director

/s/ Lyle W. Miller Lyle W. Miller	Vice Chairman of the Board and Director

/s/ Robert C. Carr Robert C. Carr	Vice Chairman of the Board, Executive Vice President, Treasurer and Director

/s/ David O’ Leary David O’ Leary	Secretary and Director

/s/ Louis G. Allen Louis G. Allen	Director

/s/ Paul R. Ballard Paul R. Ballard	Director

/s/ David L. Becker David L. Becker	Director

Douglas E. Crist	Director

/s/ Michael J. Devine Michael J. Devine	Director

/s/ Cristin Reid English Cristin Reid English	Chief Operating Officer and Director

James C. Epolito	Director

/s/ Gary A. Falkenberg, D.O. Gary A. Falkenberg, D.O.	Director

/s/ Joel I. Ferguson Joel I. Ferguson	Director

/s/ Kathleen A. Gaskin Kathleen A. Gaskin	Director

/s/ H. Nicholas Genova H. Nicholas Genova	Director

/s/ Michael F. Hannley Michael F. Hannley	Director

/s/ Lewis D. Johns Lewis D. Johns	Director

/s/ John S. Lewis John S. Lewis	President, Western Regions and Director

/s/ Leonard Maas Leonard Maas	Director

/s/ Kathryn L. Munro Kathryn L. Munro	Director

/s/ Myrl D. Nofziger Myrl D. Nofziger	Director

/s/ Ronald K. Sable Ronald K. Sable	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4	Certificate of Amendment to Articles of Incorporation of Capitol Bancorp Ltd. increasing total authorized capital stock of the corporation from 25,000,000 to 50,000,000 shares with no par value*

5	Opinion of Miller, Canfield, Paddock and Stone, p.l.c.*

23.1	Consent of BDO Seidman, LLP*

23.2	Consent of Miller, Canfield, Paddock and Stone, P.L.C.—included in Exhibit No. 5

99.1	Capitol Bancorp Ltd.’s 2003 Stock Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed October 29, 2004

99.2	First Amendment to the Capitol Bancorp Ltd. 2003 Stock Plan*

*  Filed herewith